SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Commission File Number 000-30779


                                October 31, 2001
                           Earliest Date of the Report


                        Shimoda Resources Holdings, Inc.
             (Exact name of registrant as specified by its charter)



         Nevada                                                  75-2843787
(State of incorporation)                                   (IRS Employer Number)


                   15 River Road, Suite 230, Wilton, CT 06897
                    (Address of principal executive offices)


                  Registrant's Telephone Number: (203) 563-9430

Item 4.  Changes in Registrant's Certifying Accountant

Effective October 31, 2001, the Company has dismissed its Auditor, S.W. Hattfield, CPA and has appointed Stonefield Josephson, Inc. as its new Auditor pursuant to a vote and resolution by the Board of Directors and subsequent ratification by a majority of the Company's shareholders.

It is noted that the Company has changed Auditors in the normal course of business and has engaged a larger firm with greater resources and experience than its previous Auditor.

During the two preceding years, the Auditors Report was not qualified as to scope of auditing procedures or application of accounting principles. However, the reports did contain an explanatory paragraph as to the going concern basis of accounting. Prior to this change in Auditors there were no disagreements with S.W. Hattfield, CPA, regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure.

The former Auditor has been provided a copy of the disclosures made in this 8-K, the response for which will be included in an amended 8-K.
________________________________________________________________________________

This 8k report  contains  certain  forward-looking  statements  and  information relating to the Company that is based on the beliefs of the Company or management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate", "believe", "estimate", "expect" and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  October 31, 2001
David Mapley, President
Shimoda Resources Holdings, Inc.